UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2009

PREMIERE PUBLISHING GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52047	11-3746201
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

264 Union Blvd., First Floor Totowa NJ 07512

(Address of Principal Executive Officers) (Zip Code)

Registrant's telephone number, including area code: (973) 390-0072

________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01     Other Events

     We are not aware of any reason for the sudden increase in volume as it relates to our common stock. We also categorically deny any rumors that we have been in discussion with any companies now or in the past to either acquire or merge with.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2009	/s/ Omar Barrientos
Omar Barrientos
President
Principal Executive Officer
Principal Financial Officer